UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 29, 2011
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws

The Articles of Incorporation were amended and restated and the Bylaws of Industrial Minerals, Inc. (the “Company”) were amended pursuant to a vote of the shareholders of the Company.  The proposed changes were outlined in the proxy statement filed with the Securities and Exchange Commission on May 31, 2011.  Attached hereto as Exhibit 3.1, are the amended and restated Articles of Incorporation of the Company as approved by the shareholders at the Annual and Special Meeting held on June 29, 2011.  Attached hereto as Exhibit 3.2, is the amendment to the Bylaws of the Company as approved by the shareholders at the Annual and Special Meeting held on June 29, 2011.  The amendments are to be effective on or about July 26, 2011.

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 29, 2011, the Company held an Annual and Special Meeting of Shareholders, at which time all matters submitted to the vote of the Company’s shareholders as described in the proxy statement filed by the Company with the SEC on May 31, 2011 were approved. Attached hereto as Exhibit 3.3, the Company released a press release on the results of the Annual and Special Meeting of Shareholders.

At the Annual and Special Meeting, 95,619,353 shares were represented in person or by valid proxy, representing 53.8% of the issued and outstanding shares, and the following actions were approved by shareholders:

1. Election of Directors

a) Shareholders elected Campbell Birge to serve as a director until the next annual meeting of shareholders or until a successor is duly elected and qualified.  The number of votes cast for Campbell Birge were 61,202,062, the number of votes cast against were 6,721,780, the number of abstentions were 114,781 and the number of broker non-votes were 27,580,730.

b) Shareholders elected Gregory Bowes to serve as a director until the next annual meeting of shareholders or until a successor is duly elected and qualified. The number of votes cast for Gregory Bowes were 67,698,062, the number of votes cast against were 291,930, the number of abstentions were 48,631 and the number of broker non-votes were 27,580,730.

c) Shareholders elected Douglas Perkins to serve as a director until the next annual meeting of stockholders or or until a successor is duly elected and qualified.  The number of votes cast for Douglas Perkins were 67,625,815, the number of votes cast against were 298,177, the number of abstentions were 114,631 and the number of broker non-votes were 27,580,730.

2. Approve the 2011 Stock Option Plan.  The number of votes cast for the proposal were 67,433,782, the number of votes cast against were 519,393, the number of abstentions were 85,448 and the number of broker non-votes were 27,580,730.

3. Amend the Articles of Incorporation of the Company to change the name of the Company to “Mindesta Inc.”.  The number of votes cast for the proposal were 94,532,235, the number of votes cast against were 804,272, and the number of abstentions were 281,846.

4. Amend the Articles of Incorporation of the Company to effect a consolidation of the Company’s stock on a 20:1 basis. The number of votes cast for the proposal were 94,141,345, the number of votes cast against were 1,399,857 and the number of abstentions were 78,151.

5. Amend Item 7 of Article 1 of the Company’s bylaws to define quorum as “one third” of all outstanding shares. The number of votes cast for the proposal were 93,666,841, the number of votes cast against were 1,825,805 and the number of abstentions were 126,707.

6. Amend Article III of the Company’s bylaws to define the Company’s executive positions to “President or CEO and “Treasurer or CFO”.  The number of votes cast for the proposal were 95,056,856, the number of votes cast against were 362,899 and the number of abstentions were 199,598.

7. Ratify and appoint Meyers Norris Penny LLP as the Company's auditors.  The number of votes cast for the proposal were 94,867,468, the number of votes cast against were 411,252 and the number of abstentions were 340,633.

Item 9.01  Exhibits

Exhibit Number	Exhibit
3.1	Amended and Restated Articles of Incorporation of Industrial Minerals, Inc.
3.2	Bylaw Amendment to Amended and Restated Bylaws of Industrial Minerals, Inc.
99.1	Press Release – June 29, 2011 Results of Annual and Special Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.
Dated July 5, 2011	By:	/s/ Gregory B. Bowes
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Articles of Incorporation of Industrial Minerals, Inc.
3.2	Bylaw Amendment to Amended and Restated Bylaws of Industrial Minerals, Inc.
99.1	Press Release – June 29, 2011 Results of Annual and Special Meeting of Shareholders